UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K/A

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 12, 2003


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 925-8312
                        (Registrant's telephone number,
                          including area code)


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ITEM 5.            OTHER EVENTS

BACKGROUND:

On June 11, 2003 a group of shareholders represented by Steven S. Biss, Esq. started a civil action in the Circuit Court of the city of Richmond, Virginia (case # LR 1335-3) against Paul Sloan et al., The allegation made were for securities fraud, and civil conspiracy involving misrepresentation, omissions, and unethical businesses practices concerning the plaintiffs' investment in Brandaid Marketing Corporation (BAMK). BrandAid was added to the suit as a defendant in October 2003 when the Plaintiffs amended the action. The defendants vehemently denied the allegations, and had the action removed to Federal Court (case #3:03CV608). The action sought compensatory and punitive damages in the total amount of $11,050,000.

RECENT DEVELOPMENTS:

On February 26th, 2004, after a four-day trial, the jury found in favor of all defendants, dismissing all allegations. The jury also found against BrandAid on a counterclaim it had asserted against one of the plaintiffs.

Before the favorable jury verdict, and under the theory of an unjust enrichment argument the Judge issued an order requiring BrandAid to return $145,532.80 plus interest to seven of the original thirty plaintiffs. This amount was based on 163,520 shares (at $0.89 per share) pledged by those plaintiffs in connection with an interim financing agreement drafted by Mr. Biss. BrandAid is currently considering an appeal of this award.

With the above legal action resolved, BrandAid Marketing Corporation will attempt to restart a business operation. BrandAid's prior business operations were suspended on June 16th 2003 after SEC filings made by Mr. Biss in connection with a takeover attempt he abandoned on Oct 1st 2003. On
July 9, 2003 BrandAid filed a legal action against Mr. Biss et al. in U.S. District Court for the Southern District of NY (Case # 03CV 5088) seeking damages in excess of $20,000,000. That case is currently in the discovery phase.

BrandAid has deferred making its Delaware franchise tax payment, due on March 1st 2004, due to its lack of liquidity. Brandaid's Board hopes that it will make its Delaware tax payment and any penalty due in the near future.

The Company has presently curtailed all operations as a result of losing funding because of Mr. Biss' failed attempt at taking over the Company.
The Company presently intends to negotiate with its creditors in an attempt to re-start operations, however, if those negotiations fail, the Company may seek bankruptcy protection.


SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    March 8, 2004

                                            BrandAid Marketing Corporation


                                            By:/s/Paul Sloan/s/
                                            ------------------------------
                                            Paul Sloan, Chairman
                                            of the Board of Directors
                                            and Secretary


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